AXM
PHARMA



                AXM PHARMA COMPLETES $5 MILLION FINANCING LED BY
                         HC WAINWRIGHT AND SHEMANO GROUP


Newport Beach, CA--June 25, 2004--AXM Pharma, Inc. (AMEX: AXJ) announced today that the Company has completed a private placement of 30.425 shares of the Company's Series C Convertible Preferred Stock $.001 par value per share, convertible into 715,878 shares of common stock at a Fixed Conversion Price of $4.25, and 357,936 common stock purchase warrants, each of which entitles the holder to purchase one share of the Company's common stock .001 par value, for a period of three years from the date of issuance at an exercise price per share of $5.50.

The gross proceeds from the placement were $3.04 million from ten institutional investors. The Company can receive up to approximately $2.0 million from the exercise of the warrants for a total financing of approximately $5.0 million. The placement was co-managed by HC Wainwright & Co, Inc. and The Shemano Group, Inc. The funds will be used to accelerate the growth and distribution of the Company's pharmaceutical products.

"We are pleased to have such an impressive lineup of leading financial institutions supporting our growth and vision," said Peter Cunningham, President and CEO. "The company's ability to attract this kind of support is a clear indicator of the tremendous progress our business has made. This commitment clearly supports our ability to execute our business plan and increase shareholder value."

H. C. Wainwright & Co., Inc. (http://www.hcwainwright.com) is one of the nation's oldest privately-owned investment banking firms. From its founding origins, Wainwright's mission has been to provide the highest quality investment research, planning and execution for its clients. With a focus on small and mid-cap companies, Wainwright's strategy is to assist entrepreneurial companies and their managers with innovative and prudent solutions for complex and specialized needs.

The Shemano Group, Inc. (http://www.shemano.com) is a privately owned boutique investment banking firm headquartered in San Francisco that provides full-service investment banking solutions to growth companies in various industries. The Shemano Group is currently ranked 2nd for number of transaction placements completed in 2004.

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AXM Pharma Inc., http://www.axmpharma.com,  through its wholly owned subsidiary,
Werke Pharmaceuticals, Inc., is the 100% owner of AXM Pharma Shenyang, Inc. ("AXM Shenyang"), a Wholly Foreign Owned Enterprise ("WFOE") under the laws of the People's Republic of China. AXM Shenyang is located in the City of Shenyang, in the Province of Liaoning, China. AXM Shenyang and its predecessor company Shenyang Tianwei Pharmaceutical Factory, Ltd. ("STPF"), has an operating history of approximately 10 years. AXM Shenyang historically has been a manufacturer and distributor of proprietary and generic pharmaceutical products, which include injectables, capsules, tablets, liquids and medicated skin products for export and domestic Chinese sales. AXM Shenyang currently out-sources production and distribution of its products to third parties in China.

None of the securities offered to the investors have been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. As part of the private placement, the Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of the Company's common stock issuable upon conversion or exercise of the Series C Convertible Preferred Stock and the warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy securities of AXM Pharma Inc. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

For    additional    information    on   AXM   Pharma    Inc,    please    visit
http://www.iccinfo.com or call Investor Communications Company, LLC at 708 447-6834.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this news release include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company's operations, markets, services, products and prices. With respect to AXM, except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, AXM's extremely limited operating history, uncertainties related to the Company's access to additional capital, competition and dependence on key management.

Contact Information:  Tom Bostic, Investor Communications Company, LLC
                      (708) 447-6834